SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 22, 2015

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954)917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Item 1.01

    Entry into a Material Definitive Agreement

As reported in our Form 8-K filed with the SEC on December 22, 2015, we made a $1.0 million payment to Sigma Opportunity Fund II, LLC (“Sigma”) against the outstanding principal balance of our secured senior note (the “Note”) held by them. After that principal payment, which was made on December 17, 2015, the remaining outstanding principal balance on the Note was $593,000.

On December 22, 2015, we entered into certain agreements with Sigma and Sigma Capital Advisors, LLC (“Sigma Capital”), which included an amendment to the Note. As a result of these agreements, the outstanding balance of the Note was increased to $600,000, to reflect a one-time administrative fee of $17,000, and we also reimbursed $3,500 of Sigma’s legal expenses related to the transactions. The maturity date of the Note was extended from April 15, 2016 to December 31, 2016 and the interest rate was reduced from 21% to 17% per annum. In addition, the monthly advisory fee payable to Sigma Capital was reduced from $12,500 to $10,000 and the following obligations to Sigma Capital were eliminated – (i) future monthly damages payable for late SEC filings which were initiated as part of an April 30, 2015 agreement with Sigma and Sigma Capital and (ii) the third and final installment of the fee incurred by us as a result of a previous extension of the maturity date of the Note from October 15, 2015 to April 15, 2016, and which would have been $50,000 payable on December 15, 2015. We have agreed to pay a minimum aggregate amount of $100,000 of monthly advisory fee payments to Sigma Capital as scheduled, regardless of the early repayment of the Note.

The December 22, 2015 agreements with Sigma and Sigma Capital also include their consent to (i) our payments aggregating up to $667,500 against certain subordinated notes and (ii) our receipt of future proceeds of up to an additional $772,500 from Revenue Sales without requiring further principal repayments against the Note. Revenue Sales are defined in our agreements with Sigma as “financing from a private placement structured in a separate legal entity collateralized by a portion of our Infinite operations”.

The above only addresses material changes in the terms and conditions of the Note and should be read in conjunction with the previous terms and conditions of the Note as set forth in our most recent Form 10-K filed on June 12, 2015 and our most recent Form 10-Q filed on November 25, 2015 and which are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
By: /s/ Robert E. Tomlinson
December 28, 2015	Robert E. Tomlinson, CFO